CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post Effective Amendment No. 1 to Form S-1 filed with the SEC on April 26, 2010 (the "Registration Statement") of our report dated March 31, 2010, relating to the consolidated balance sheets of ChinaNet Online Holdings, Inc (the "Company"), as of December 31, 2009 and 2008, and the related statements of income and comprehensive income, stockholders’ equity and cash flows for the years then ended, appearing in the Prospectus, which is a part of such amendment.

Bernstein & Pinchuk LLP

New York, NY
April 26, 2010